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                                                                    Exhibit 99.1

                           Direct Stock Purchase Plan
                            Sample Offering Materials

                         [AASTROM BIOSCIENCES INC LOGO]

                          DIRECT STOCK PURCHASE PROGRAM
                        AUTHORIZATION AND ENROLLMENT FORM

TO ENROLL: Check the appropriate box, and sign your name (as it appears on your Aastrom Biosciences, Inc. Stock Certificates) on the Authorization Form below. Please include your enrollment fee in the amount of $10 with your Authorization and Enrollment Form (make checks payable to "Aastrom Biosciences, Inc. - Direct Stock Purchase Plan").

[ ] CASH INVESTMENTS: I (we) appoint Continental Stock Transfer & Trust Company as my (our) agent under the terms of the Plan, to apply all payments to the purchase of whole and partial shares of Aastrom Biosciences, Inc. common stock, to be credited to my (our) account. I (we) have reviewed the prospectus for the Aastrom Biosciences, Inc. - Direct Stock Purchase Plan. (Note: Please submit by mail the DIRECT STOCK PURCHASE PROGRAM TRANSACTION FORM to process cash investment purchases.)

[ ] MONTHLY AUTOMATIC DEDUCTION INVESTMENTS: I (we) appoint Continental Stock Transfer & Trust Company as my (our) agent under the terms of the Plan, to automatically deduct my (our) bank account referenced below, and to apply all payments to the purchase of whole and partial shares of Aastrom Biosciences, Inc. common stock, to be credited to my (our) account. I (we) have reviewed the prospectus for the Aastrom Biosciences, Inc. - Direct Stock Purchase Plan. (Note: Please complete the MONTHLY AUTOMATIC DEDUCTION FORM below to authorize and process monthly stock investment purchases.)

THIS AUTHORIZATION AND APPOINTMENT IS GIVEN WITH THE UNDERSTANDING THAT I (WE) MAY TERMINATE IT AT ANY TIME BY SO NOTIFYING MY (OUR) AGENT, CONTINENTAL STOCK TRANSFER & TRUST COMPANY, IN WRITING.

                               AUTHORIZATION FORM

ALL PERSONS WHOSE NAMES APPEAR ON THE STOCK CERTIFICATE(S) MUST SIGN THIS AUTHORIZATION FORM
________________________________________            ____________________________
Signature of Shareholder                            Signature of Shareholder
________________________________________            ___________________, 200____
Social Security Number of Registered Shareholder(s) Date

                        MONTHLY AUTOMATIC DEDUCTION FORM

I (we) authorize the Monthly Automatic Deduction of my (our) bank account, in the amount of $___________ per month. I (we) understand that my (our) bank account will be debited on a monthly basis for the amount specified above, five business days prior to the scheduled monthly transaction date. I (we) also understand I (we) may change the amount of the debit, or withdraw from the plan by submitting by mail the DIRECT STOCK PURCHASE PROGRAM TRANSACTION FORM.

__________________________________________   ___________________________________
Signature of Shareholder                     Signature of Shareholder

______________, 200__
Date

IMPORTANT: Please attach a VOIDED check from your bank account to ensure proper verification of bank routing and account numbers for automatic deduction purposes

    This signed Authorization Form and $10 enrollment fee MUST be mailed to:
                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY
            AASTROM BIOSCIENCES, INC. - DIRECT STOCK PURCHASE PROGRAM
                          17 BATTERY PLACE - 8TH FLOOR
                               NEW YORK, NY 10004
                            TELEPHONE: (800) 509-5586

                                                             P/N 99-0031 Rev. 00

                                       27
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[AASTROM BIOSCIENCES INC LOGO]

DIRECT STOCK PURCHASE PROGRAM
         TRANSACTION FORM

Complete and Mail to:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
AASTROM BIOSCIENCES, INC. - DSPP
17 BATTERY PLACE - 8TH FLOOR
NEW YORK, NY 10004
TELEPHONE: (800) 509-5586

-------------------------------------
AMOUNT ENCLOSED     _________________
                    Dollars and cents
-------------------------------------

                          VOLUNTARY CASH PURCHASE FORM

__________________________________   ____________________________________
Account Number                       SSN#

You may make a voluntary cash purchase of no less than $250 nor more than $10,000 per month by issuing a check (payable to "Aastrom Biosciences, Inc. - Direct Stock Purchase Plan") and mailing it to:

                          CONTINENTAL STOCK TRANSFER &
                                 TRUST COMPANY

Monthly transaction date: The first Wednesday after the 15th of each month.

Checks must be received by the transfer agent five business days prior to the scheduled monthly transaction date. Checks received between the fifth prior business day and the scheduled monthly transaction date will be applied on the next monthly transaction date.

              TO IDENTIFY YOUR ACCOUNT THIS FORM MUST ACCOMPANY ALL
                 CORRESPONDENCE AND ALL VOLUNTARY CASH PURCHASES

             See below for CHANGE FORM and WITHDRAWAL OF SHARES FORM

                                  CHANGE FORM
                                 (Please Print)

Name: ______________________________________________

[ ]  Change of Address:

Old Address: _______________________________________

City: _____________  State: ___  Zip Code: _________

New Address: _______________________________________

City: _____________  State: ___  Zip Code: _________

[ ] Change of Monthly Automatic Deduction Amount:

Old Monthly Automatic Deduction: $ _________________

New Monthly Automatic Deduction: $ _________________

Signature: ___________________  Date: ______________

Signature: ___________________  Date: ______________

Please note: Name changes require a re-issuance of stock certificates. Please contact Continental Stock Transfer & Trust Company directly.

                            WITHDRAWAL OF SHARES FORM

I (we) hereby authorize Continental Stock Transfer & Trust Company to withdraw my (our) shares in the Direct Stock Purchase Program.

NOTE: Please read the four options listed below, as outlined in your prospectus. Indicate your selection by checking the appropriate box.

[ ] (1) Issue a certificate for _________ shares from my account (indicate the number of full shares). Keep account open.

[ ] (2) Terminate my participation in the Program and issue a certificate for all whole shares and a check for the fractional shares.

[ ] (3) Sell _________ shares from my account (indicate the number of shares). Keep account open.

[ ] (4) Terminate my participation in the Program and sell all whole and fractional shares, and mail me a check for the proceeds.

Signature: ___________________________  Date: __________________

Signature: __________________           Date: __________________

REMEMBER, YOU MUST READ THE PROSPECTUS BEFORE SUBMITTING THIS FORM BY MAIL.

                                                             P/N 99-0032 Rev. 00
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AASTROM BIOSCIENCES, INC. LAUNCHES A DIRECT STOCK PURCHASE PROGRAM

We are pleased to be able to offer you the AASTROM BIOSCIENCES, INC. - DIRECT STOCK PURCHASE PROGRAM. Aastrom's Direct Stock Purchase Program (DSPP) provides only registered shareholders with an alternative to traditional methods of purchasing, holding, and selling additional shares of Aastrom common stock, without incurring brokerage costs and at a slight discount to recent average market prices at the time of purchase. The DSPP is open to current registered shareholders.

Aastrom's DSPP is administered by Continental Stock Transfer & Trust Company ("Continental"), our stock transfer agent and shareholder record keeper. The Aastrom DSPP forms are available to download from the Aastrom website, and must be mailed to Continental. Securities held in custody by Continental are not subject to protection under the Securities Investor Protection Act.

Please note, if you are a resident of Arizona, California, New Mexico, North Dakota, Oregon, Pennsylvania or Utah you are not able to participate in Aastrom's DSPP due to certain state securities regulations that do not make offering such a program feasible at this time.

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WELCOME TO THE AASTROM BIOSCIENCES, INC. - DIRECT STOCK PURCHASE PROGRAM

For a full description of Aastrom's Direct Stock Purchase Program (DSPP), including questions and answers found in the "Information About the Plan" section, go directly to the Aastrom DSPP prospectus on Form S-3.

If you are currently a registered shareholder in Aastrom, you may enroll in the DSPP immediately. Go directly to the View and Print Plan Materials section of the website.

If you are a shareholder of Aastrom, but you hold your common stock in "street-name" through a broker or bank, you may join the program by registering one or more shares of common stock directly in your name. Simply instruct your broker to re-register your shares through Continental. For more information on re-registering your selected Aastrom common stock shares, please call Continental at 1-800-509-5586.

For more information on about the DSPP and how it works, please choose one of the following options:

-------------------
View and Print Plan
  Materials
-------------------

----------------------
Plan Materials by Mail
----------------------

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VIEW AND PRINT AASTROM BIOSCIENCES, INC. - DIRECT STOCK PURCHASE PROGRAM
MATERIALS

All material links are in PDF format and require Adobe Acrobat Reader to view or download. Download free viewer below.

Button: http://www.adobe.com/support/downloads/main.html


STEP 1: Shareholders must read the Aastrom DSPP prospectus on Form S-3.

To read and/or print the Aastrom DSPP prospectus, including questions and answers found in the "Information About the Plan" section, click here.

STEP 2: Shareholders must complete the Aastrom DSPP Authorization and Enrollment Form and mail it to Continental Stock Transfer & Trust Company ("Continental") prior to processing any share transactions.

The Authorization and Enrollment Form allows registered shareholders to:

         1) Authorize Continental to be your agent under the terms of the DSPP,

         2) Enroll to receive your Account Number for the Aastrom DSPP plan, and

         3) Elect Monthly Automatic Deductions from a bank account, if so desired.

         To read and /or print the Aastrom DSPP Authorization and Enrollment Form, click here.

STEP 3: Shareholders must complete the Aastrom DSPP Transaction Form and MAIL it to Continental to process any transactions.

The Transaction Form allows shareholders enrolled in the DSPP to:

         1) Process voluntary common stock purchases,

         2) Make changes to their account information, and

         3) Authorize withdrawal of shares from the DSPP.

To read and/or print the Aastrom DSPP Transaction Form, click here.

For more information about the Aastrom DSPP, contact Aastom's Investor Relations Department by calling 1-734-930-5777.

For questions regarding your Aastrom DSPP Account, please contact Continental customer service by calling 1-800-509-5586.

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To receive the Aastrom DSPP plan materials by mail, the following information is required:

MAILING ADDRESS:

Name: ___________________________________

Address 1: ______________________________

Address 2: ______________________________

City: ___________________________________

State: __________________________________

Zip Code: _______________________________

Email Address: __________________________

------------
Submit
------------

Completing this section is only a request for information and involves no obligation or commitment of any kind. This request for indications of interest does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state or country in which an offer, solicitation or sale would be unlawful. You MUST review the prospectus relating to the DSPP before you enroll in that Plan.